AMENDED AND RESTATED
                        INVESTMENT SUB-ADVISORY AGREEMENT

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      This  AGREEMENT is effective as of the 2nd day of May,  2005,  and Amended and Restated effective as of the 1st day of December, 2012, by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and GOLDMAN SACHS ASSET MANAGEMENT, L.P., a limited partnership organized under the laws of the state of Delaware and registered investment adviser ("Sub-Adviser").

      WHEREAS, Adviser is the investment manager for the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

      WHEREAS, the Adviser represents that it has entered into an Investment Advisory and Management Agreement effective as of January 31, 2001, Amended and Restated as of the 28th day of February, 2012, and further Amended and Restated as of the 1st day of December, 2012 ("Management Agreement") with the Trust; and

      WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the investment portfolios of the Trust listed on Schedule A hereto ("each a Fund").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Funds for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. In performing its obligations under this Agreement, the Sub-Advisor may, at its own discretion, delegate to any advisory affiliate the ability to provide non-dollar currency hedging for the portfolios of the Trust to which the Sub-Advisor provides sub-investment advisory services, without further written consent of the Adviser, provided that the Sub-Adviser shall always remain liable to the Adviser and the Fund(s) for its obligations hereunder.

2. DELIVERY OF DOCUMENTS. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following prior to the commencement of the Sub-Adviser's services:

      a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

      b)    the Trust's By-Laws and amendments thereto;

      c) resolutions of the Trust's Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

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      d)    the Trust's Notification of Registration on Form N-8A under the 1940
            Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

      e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds; and

      f) the Trust's most recent prospectus and Statement of Additional Information for the Funds (collectively called the "Prospectus").

      It is understood that the name "Goldman, Sachs &Co." or "Goldman Sachs" or any derivative thereof, any tradename, trademark, trade device, service mark, symbol or logo associated with those names are the valuable property of the Sub-Adviser or its affiliates and that the Adviser has the right to use such name (or derivative or logo), in offering materials or promotional or sales-related materials of the Fund. During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of each Fund, prospects of each Fund or the public that refer to the Fund in any way, prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by e-mail, first class or overnight mail, facsimile transmission equipment or hand delivery.

      Adviser will furnish the Sub-Adviser with copies of all amendments of or supplements to the foregoing within a reasonable time before they become effective. Any amendments or supplements that impact the management of the Funds will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's approval thereof.

3. MANAGEMENT. Subject always to the supervision of the Adviser, who in turn is subject to the supervision of the Trust's Board of Trustees, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Funds and place all orders for the purchase and sale of securities, including foreign or domestic securities or other property (including financial futures and options of any type), all on behalf of the Funds. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Funds (as set forth below), and will monitor the Funds' investments, and will comply with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Funds, which may be amended from time to time. Notwithstanding the foregoing, the Sub-Adviser shall have no responsibility to monitor compliance with limitations or restrictions specifically applicable to the Funds unless such limitation or restrictions are provided to the Sub-Adviser in

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      writing. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. The portfolio managers shall be available to meet with the Fund's Board of Trustees at the Fund's principal place of business on an annual basis on due notice and more frequently if requested by the Board, and agreed upon by the Sub-Adviser. Sub-Adviser will report to the Board of Trustees and to Adviser with respect to the implementation of such program, and such other reports as the Board or the Adviser may reasonably request.

      Subject to the following paragraph, Sub-Adviser will manage the assets of the Funds that are under its management pursuant to this Agreement in compliance with the requirements of the 1940 Act, the regulations adopted by the Securities and Exchange Commission thereunder, and the diversification provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended ("IRC"), and its accompanying Regulation, Treas. Reg.
      Section 1.817-5, applicable to the Funds.

      The Adviser acknowledges that the Sub-Adviser is not a compliance agent for the Funds or the Adviser, and does not have full access to the Funds' books and records necessary to perform certain compliance testing. Without necessarily limiting the scope of the foregoing, the Adviser acknowledges that it has sole responsibility and liability for monitoring and performing the compliance testing under the diversification provisions of
      Section 817(h) of the Internal Revenue Code of 1986, as amended ("IRC"), and its accompanying Regulation, Treas. Reg. Section 1.817-5. The Adviser agrees to notify the Sub-Adviser should the compliance tests it performs based off the official books and records of the Fund show the Fund to be out of compliance with the relevant regulations and the Sub-Adviser, on behalf of the Adviser agrees to work in good faith to bring the Fund into compliance within the applicable cure period.

      Notwithstanding the foregoing, Sub-Adviser agrees to maintain portfolio positions on its internal databases relating to the Fund's holdings and agrees to notify Adviser if it believes that the relevant tax provisions may be violated. Adviser recognizes that Sub-Adviser's role in this respect is voluntary, and absent bad faith Sub-Adviser shall not assume or acquire any liability for its failure to so notify Adviser.

      The Adviser agrees that the Sub-Adviser shall not be liable for any failure to recommend the purchase or sale of any security on behalf of any Fund on the basis of any information which might, in the Sub-Adviser's opinion, constitute a violation of any federal or state laws, rules or regulations.

      The Sub-Adviser further agrees that it:

      a) will use the same skill and care in providing such services as it uses in providing services to similar accounts for which it has investment responsibilities;

      b) will comply with all applicable Rules and Regulations of the SEC in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

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      c)    will  report  regularly  to  Adviser  and to the  Trust's  Board  of
            Trustees as reasonably agreed between the Adviser and Sub-Adviser and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times agreed to by the Adviser and
            Sub-Adviser,   the  management  of  the  Funds,  including,  without
            limitation, review of the general investment strategies of the Funds, the performance of the Funds in relation to the specified benchmarks and will provide various other reports from time to time as reasonably requested by Adviser;

      d) will provide to the Adviser (i) a monthly compliance checklist developed for each Fund by Adviser and Sub-Adviser, and (ii)
            quarterly   reports   developed   for  each  Fund  by  Adviser   and
            Sub-Adviser;

      e) will prepare and maintain such books and records with respect to each Fund's securities transactions in accordance with Section 7 herein, and will furnish Adviser and Trust's Board of Trustees such periodic and special reports as the Adviser may reasonably request;

      f) will prepare and cause to be filed in a timely manner Form 13F and, if required, Schedule 13G with respect to securities held for the account of the Funds subject to Sub-Adviser's supervision;

      g) will act upon reasonable instructions from Adviser not inconsistent with the fiduciary duties and Investment Objectives hereunder;

      h) will treat confidentially and as proprietary information of Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust, provided, however, that notwithstanding the foregoing, Sub-Adviser may disclose such information as required by applicable law, regulation or upon request by a regulator or auditor of Sub-Adviser;

      i) will provide reasonable assistance in connection with the determination of the fair value of securities in a Fund for which market quotations are not readily available and the parties to this Agreement agree that the Sub-Adviser shall not bear responsibility or liability for the determination or accuracy of the valuation of any portfolio securities and other assets of the Funds.

      j) will vote proxies received in connection with securities held by the Funds consistent with its fiduciary duties hereunder; and

      k) may not consult with any other sub-adviser of the Trust concerning transactions in securities or other assets for any investment portfolio of the Trusts, including the Funds, except that such consultations are permitted between the current and

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            successor  sub-advisers  of the Funds in order to effect an  orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.

      The Adviser and the Sub-Adviser each further agree that:

      a) to the extent that the Commodity Exchange Act, as amended ("CEA"), and the then-current Commodity Futures Trading Commission ("CFTC") regulations require (i) registration by either party as a Commodity Pool Operator or Commodity Trading Advisor, (ii) specific disclosure, or as applicable to it (iii) filing of reports and other documents, each shall comply with such requirements;

      b) Sub-Adviser shall comply in all material respects with all requirements of the CEA applicable to it and then-current CFTC regulations that apply to Sub-Adviser with regard to the Fund, and with regard to all Funds for which it serves as Sub-Adviser; and

      c) Subject to foregoing, Sub-Adviser shall take reasonable steps to cooperate by assisting the Adviser in fulfilling any disclosure or reporting requirements applicable to the Fund under the CEA and/or then-current CFTC regulations.

4. CUSTODY OF ASSETS. Sub-Adviser shall at no time have the right to physically possess the assets of the Funds or have the assets registered in its own name or the name of its nominee, nor shall Sub-Adviser in any manner acquire or become possessed of any income, whether in kind or cash, or proceeds, whether in kind or cash, distributable by reason of selling, holding or controlling such assets of the Funds. In accordance with the preceding sentence, Sub-Adviser shall have no responsibility with respect to the valuation of the assets of the Funds, collection of income, physical acquisition or the safekeeping of the assets of the Funds. All such duties of valuation, collection, physical acquisition and safekeeping shall be the sole obligation of the custodian.

5. BROKERAGE. The Sub-Adviser is responsible for decisions to buy and sell securities for each Fund, broker-dealer selection, and negotiation of brokerage commission rates. Sub-Adviser shall have the express authority to negotiate, open, continue and terminate brokerage accounts and other brokerage arrangements with respect to all portfolio transactions entered into by Sub-Adviser on behalf of the Funds. Sub-Adviser will provide copies of futures agreements entered into by the Funds to the Adviser, if applicable. It is the Sub-Adviser's general policy in selecting a broker to effect a particular transaction to seek to obtain "best execution" (including, to the extent legally permissible, broker-dealers and Futures Commissions Merchants affiliated with the Sub-Adviser), which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the brokerage services provided by the broker.

      Consistent with this policy, the Sub-Adviser, in selecting broker-dealers and negotiating commission rates, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the applicable Fund on a

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      continuing  basis.  Subject to such policies and procedures as the Trust's
      Board of Trustees may determine, the Sub-Adviser shall have discretion to effect investment transactions for each Fund through broker-dealers (including, to the extent permissible under applicable law, broker-dealer affiliates) who provide brokerage and/or research services, as such services are defined in section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause such Fund to pay any such
      broker-dealers   an  amount  of  commission   for  effecting  a  portfolio
      investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Sub-Adviser's overall responsibilities with respect to such Fund and other accounts to which the Sub-Adviser exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934 Act). Allocation of orders placed by the Sub-Adviser on behalf of a Fund to such broker-dealers shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its
      responsibilities  under  applicable  laws,  rules  and  regulations.   The
      Sub-Adviser will submit reports on brokerage placements to the Adviser as reasonably requested by the Adviser, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

      Adviser acknowledges on behalf of the Fund that they agree to permit the Fund to engage in Agency Cross Transactions, in compliance with rule 206(3)-2 under the Investment Advisers Act of 1940 ("Advisers Act").

      Adviser and the Fund hereby acknowledge that:

      In effecting such Agency Cross Transactions Sub-Adviser or its affiliates will act as broker for, receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding both parties to such transactions;

      Sub-Adviser hereby acknowledges that:

      a) Sub-Adviser is not relieved of its obligation to act in the best interests of the Fund, including its duty to obtain best price and execution for the Fund in such transactions and is not relieved from any disclosure obligation which may be imposed by subparagraph (1) or (2) of Section 206 of the Advisers Act or by other applicable provisions of the federal securities laws;

      b) For each Agency Cross Transaction, Sub-Adviser will send to the Fund, at or before the completion of the transaction, a confirmation which includes:

            1)    a statement of the nature of such transaction,
            2)    the date such transaction took place,
            3) acknowledgement that the Fund has the right to terminate its written consent at any time by written notice to Sub-Adviser,
            4)    an  offer  to  furnish  upon  request,   the  time  when  such
                  transaction took place, and

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            5)    whether  any other  remuneration  has been or will be received and an offer to furnish upon request the source and amount of any other remuneration received by Sub-Adviser and any other person relying on the rule in connection with the transaction;

      c) Sub-Adviser will send to the Fund at least quarterly a written statement or summary identifying the total number of such transactions during the period since the date of the last such statement or summary, and the total amount of all commissions or other remuneration received or to be received by Sub-Adviser or any other person relying on this rule in connection with such transactions during such period;

      d)    Sub-Adviser  will be obligated to provide notice of the Fund's right
            of  revocation  of  its  written  consents   conspicuously  on  each
            confirmation and quarterly statement given to the Fund;

      e) Sub-Adviser will not execute any agency cross transaction involving the Fund when it has provided any investment advisory services with regard to such transaction to the counterparty. Sub-Adviser may, however, execute 17a-7 transactions in accordance with the Fund's written procedures; and

      f)    Nothing in this  written  consent  shall be  construed to permit the
            Sub-Adviser, on behalf of the Fund, to engage in a principal transaction under Section 206(3) of the Advisers Act where
            Sub-Adviser or its affiliates are acting or proposing to act for their own trading accounts.

6. EXPENSES. The Sub-Adviser shall bear all expenses incurred by it in connection with the performance of its services under this Agreement. Each Fund will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; and fees for any pricing services. All other expenses not specifically assumed by the Sub-Adviser hereunder or by the Adviser under the Management Agreement are borne by the applicable Fund or the Trust.

7. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request, copies of which may be retained by the Sub-Adviser. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act related to each Fund's portfolio transactions. The Adviser shall maintain all books and records not related to the Fund's portfolio transactions.

8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee accrued daily and payable monthly on the average daily net assets in the Funds in accordance with Schedule B hereto.

9. SERVICES TO OTHERS. Adviser understands, and has advised the Trust's Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary

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      and other managed  accounts,  and as investment  adviser or sub-investment adviser to other investment companies or accounts. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Sub-Adviser may, but shall be under no obligation to, group orders for a Fund with orders for other funds and accounts to obtain the efficiencies that may be available on larger transactions when it
      determines   that   investment   decisions   are   appropriate   for  each
      participating account. Sub-Adviser cannot assure that such policy will not adversely affect the price paid or received by a Fund. Adviser recognizes, and has advised Trust's Board of Trustees, that in some cases this procedure may adversely affect the size and the opportunities of the position that the participating Fund may obtain in a particular security. In addition, Adviser understands, and has advised the Trust's Board of
      Trustees,   that  the  persons   employed  by  Sub-Adviser  to  assist  in
      Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

10. LIMITATION OF LIABILITY. Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to the Adviser or the Funds or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Funds, any shareholder of the Funds or the Adviser either in connection with the performance of Sub-Adviser's duties under this Agreement or its failure to perform due to events beyond the reasonable control of the Sub-Adviser or its agents, except for a loss resulting from Sub-Adviser's willful misfeasance, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Federal and State securities laws may impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any right which Adviser may have under any applicable laws.

11. INDEMNIFICATION. Adviser and the Sub-Adviser each agree to indemnify the other party (and each such party's affiliates, employees, directors and officers) against any claim, damages, loss or liability (including reasonable attorneys' fees) arising out of any third party claims brought against an indemnified party that are found to constitute willful misfeasance or gross negligence on the part of the indemnifying party.

12. DURATION AND TERMINATION. This Agreement will become effective as to a Fund upon execution or, if later, on the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, will continue in effect for two years from the date of its execution, April 21, 2005. Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, provided that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on sixty

--------------------------------------------------------------------------------
      days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.) Section 10 and 11 herein shall survive the termination of this Agreement.

13.   ACKNOWLEDGEMENTS OF ADVISER. Adviser acknowledges and agrees that:

      a) If the Sub-Adviser is registered as a Commodity Trading Advisor under the CEA, the Adviser consents to the Sub-Adviser's compliance with the alternative disclosure and recordkeeping standards available to exempt accounts under Rule 4.7 with respect to a Fund's trading in commodity interests, provided that the Sub-Adviser has duly filed a notice of claim for such relief pursuant to Rule 4.7(d). The Adviser will take reasonable steps to cooperate with the Sub-Adviser in connection with establishing and maintaining such exemption under Rule 4.7, including, upon request, confirming whether a Fund is a "qualified eligible person" as defined in Rule 4.7.

      b) If the Adviser is excluded from the definition of a commodity pool operator under Rule 4.5 with respect to a Fund, the Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to such exclusion, or, if more recent, the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5).

14. OBLIGATIONS OF ADVISER. The Adviser agrees to provide or complete, as the case may be, the following prior to the commencement of the Sub-Adviser's investment advisory services as specified under this Agreement:

      a) A list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Fund;

      b) A list of restricted securities for each Fund (including CUSIP, Sedol or other appropriate security identification); and

      c)    A copy of the current compliance procedures for each Fund.

      The Adviser also agrees to promptly update the above referenced items in order to ensure their accuracy, completeness and/or effectiveness. In connection with these items, the Sub-Adviser intends to comply with Rule 17a-7, Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, provided, however, Sub-Adviser shall have no responsibility to monitor compliance with these items listed above unless such items are provided to the Sub-Advisor in writing.

15. CONFIDENTIAL TREATMENT. It is understood that any information or recommendation supplied by, or produced by, Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser and the Trust. Furthermore, except as required by law (including, but not limited to semi-annual, annual or other filings made under the 1940 Act) or as agreed to by the Adviser and Sub-Adviser, the Adviser and Trust will not disclose any list of securities held by the

--------------------------------------------------------------------------------

      Fund until it is either filed with the Securities & Exchange Commission or mailed out to shareholders, which filing or mailing shall not be made sooner than 30 days after quarter end in any manner whatsoever except as expressly authorized in this Agreement, and except that the top 10 holdings may be disclosed 15 days after month end. In addition, the Adviser may disclose to third party service providers, subject to a confidentiality agreement, a list of securities purchased or sold by the Fund. Sub-Adviser agrees to not publicly disclose the Fund holdings by specific reference to the Funds or as being Fund holdings of the Trust, provided however Adviser recognizes that the Fund holdings of the Funds may be similar to fund holdings held in other investment mandates, including separate accounts, that Sub-Adviser may manage and that Sub-Adviser may disclose holdings of those other mandates to third parties or to the holders of those accounts, including in marketing materials related to Sub-Adviser offered products.

16. ENTIRE AGREEMENT; AMENDMENT OF THIS AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the Funds. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

17. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as designated herein.

      a)    To Adviser:
            Jackson National Life Insurance Company
            1 Corporate Way
            Lansing, MI 48951
            Attn: Thomas J. Meyer

      b)    To Sub-Adviser:
            Goldman Sachs Asset Management, L.P.
            200 West Street
            37th Floor
            New York, NY 10282
            Attn: Marci Green

18. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

      The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or

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                                  PAGE 10 OF 12
      representatives or agents of Trust personally, but bind only the assets of Trust, and persons dealing with the Funds must look solely to the assets of Trust belonging to such Fund for the enforcement of any claims against the Trust.

19. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Michigan.

20. COUNTERPART SIGNATURES. This Agreement may be executed in several counterparts, including via facsimile, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement.

--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 18th day of February, 2013, effective December 1, 2012.

                              JACKSON NATIONAL ASSET MANAGEMENT, LLC

                              By: /s/ Mark D. Nerud
                                  ----------------------------------------------
                              Name: Mark D. Nerud
                                    --------------------------------------------
                              Title: President and CEO
                                     -------------------------------------------

                              GOLDMAN SACHS ASSET MANAGEMENT, L.P.

                              By: /s/ James McNamara
                                  ----------------------------------------------
                              Name: James McNamara
                                    --------------------------------------------
                              Title: Managing Director
                                     -------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE A
                             DATED DECEMBER 1, 2012

--------------------------------------------------------------------------------
                                     FUNDS
--------------------------------------------------------------------------------
                     JNL/Goldman Sachs Core Plus Bond Fund
--------------------------------------------------------------------------------
                  JNL/Goldman Sachs Emerging Markets Debt Fund
--------------------------------------------------------------------------------
                      JNL/Goldman Sachs Mid Cap Value Fund
--------------------------------------------------------------------------------
                     JNL/Goldman Sachs U.S. Equity Flex Fund
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE B
                             DATED DECEMBER 1, 2012
                                 (Compensation)

--------------------------------------------------------------------------------
                     JNL/GOLDMAN SACHS CORE PLUS BOND FUND
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                           ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $500 Million                                                    .25%
--------------------------------------------------------------------------------
$500 Million to $1 Billion                                            .17%
--------------------------------------------------------------------------------
Amounts over $1 Billion                                               .15%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           JNL/GOLDMAN SACHS EMERGING
                               MARKETS DEBT FUND
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                           ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $200 Million                                                    .50%
--------------------------------------------------------------------------------
$200 Million to $1 Billion                                            .45%
--------------------------------------------------------------------------------
Amounts over $1Billion                                                .40%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      JNL/GOLDMAN SACHS MID CAP VALUE FUND
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                           ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $100 Million                                                    .50%
--------------------------------------------------------------------------------
Amounts over $100 Million                                             .45%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     JNL/GOLDMAN SACHS U.S. EQUITY FLEX FUND
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                           ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $150 Million                                                    .45%
--------------------------------------------------------------------------------
Amounts over $150 Million                                             .40%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      B-1